Consent of Independent Registered Public Accounting Firm




We consent to the reference to our firm under the caption "Financial Statements" and "Financial Highlights" in the Prospectuses in Part A and "Financial Statements" and "Protection of Non-Public Information" in the Statement of Additional Information in Part B, and to the incorporation by reference in Part B of our report dated January 21, 2005, on the financial statements and the financial highlights of Principal Variable Contracts Fund, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 60 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 02-35570).


                                                      /s/ERNST & YOUNG LLP


Des Moines, Iowa
April 25, 2005